Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS RESULTS

FOR FIRST QUARTER 2017

Columbus, Ohio, May 5, 2017. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, announced today results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights

•	Net revenue increased 33.4% to $255.7 million

•	Net income improved 9.5% to $6.4 million

•	Adjusted EBITDA* increased 36.4% to $26.3 million

•	Net income per diluted share increased 5.3% to $0.20

•	Adjusted net income per diluted share* increased 34.6% to $0.35

•	In January 2017, closed the acquisition of Trilok Industries, Inc., Alpha Insulation and Waterproofing, Inc., and Alpha Insulation and Waterproofing Company, a provider of waterproofing, insulation, fireproofing, and fire stopping services to commercial contractors with nine locations throughout the southern U.S., and 2016 revenues of approximately $106 million

•	In January 2017, acquired Arctic Express Insulation, LLC, an insulation installer located in Corpus Christi, Texas with $1.6 million in trailing twelve month revenue

•	In March 2017, acquired Atlanta, Georgia based Custom Glass Atlanta, Inc. and Atlanta Commercial Glazing, Inc. with combined 2016 revenues of $11 million

Recent Developments

•	In April 2017, refinanced borrowings and closed a $300 million Term Loan B facility and $100 million ABL Revolving Credit facility

•	In April 2017, acquired Minneapolis, Minnesota based Horizon Electric Company with 2016 revenues of $1.2 million

•	In May 2017, acquired Sanford, Florida based Legacy & Glass, LLC., with 2016 revenues of $5.4 million

“The year is off to an excellent start, driven by strong first quarter operating and financial results,” stated Jeff Edwards, Chairman and Chief Executive Officer. “The 2017 first quarter is more in line with historical seasonal trends than we experienced in the first quarter of 2016, as our sales and margins are consistent with our expectations for a typical first quarter. As the year progresses, we expect this normal seasonality to continue, helping drive further improvements in sales and profitability.

“The 2017 first quarter also represents the first quarter contribution of the Alpha Insulation and Waterproofing acquisition, which we successfully closed and began integrating into our operations in January. Alpha has exceeded our initial expectations helping drive a significant increase in acquired revenues, while improving the company’s margins from acquired businesses. I am encouraged by the strong start to the year and expect 2017 will be another record year as we are positioned to achieve over $1.0 billion in revenues,” concluded Mr. Edwards.

First Quarter 2017 Results Overview

For the first quarter of 2017, net revenue was $255.7 million, an increase of 33.4% from $191.7 million in the first quarter of 2016. On a same branch basis, net revenue improved 8.7% from the prior year quarter, with approximately 54% of the increase attributable to growth in the number of completed jobs, and the remainder achieved through price gains and more favorable customer and product mix. During the last twelve months, same branch new residential sales have increased 11.4% compared to growth in U.S. housing completions of 7.7%.

Gross profit improved 32.2% to $72.2 million from $54.6 million in the prior year quarter. Gross margin was 28.2% versus 28.5% in the prior year as a result of a return to a more normal seasonal mix of installation services. Selling, general and administrative expense, as a percentage of net revenue, was 20.8% compared to 21.7% in the prior year.

Net income was $6.4 million, or $0.20 per diluted share, compared to $5.8 million, or $0.19 per diluted share in the prior year quarter. Adjusted net income was $11.1 million, or $0.35 per diluted share, compared to $8.1 million, or $0.26 per diluted share in the prior year quarter. Adjusted net income adjusts for the impact of non-core items in both periods, and includes an addback for non-cash amortization expense related to acquisitions.

Adjusted EBITDA was $26.3 million, a 36.4% increase from $19.3 million in the prior year quarter, largely due to higher sales and operating leverage. Adjusted EBITDA, as a percentage of net revenue, increased 20 basis points to 10.3%, compared to 10.1% in the prior year quarter.

Conference Call and Webcast

The Company will host a conference call and webcast on Friday May 5, 2017 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through June 5, 2017, by dialing 844-512-2921 (domestic) or 412-317-6671 (international).

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and also a diversified installer of complementary building products, including waterproofing, fire-stopping and fireproofing, garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its diverse portfolio of services for new and existing single-family and multifamily residential, and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to our financial model and seasonality, demand for our services, expansion of our national footprint, our ability to capitalize on the new home construction recovery, our ability to strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, the impact of Alpha on our revenue and profitability, our ability to improve sales and profitability, and expectations for demand for our services for the remainder of 2017. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income and Adjusted Net Income per diluted share. The reasons for the use of these measures of Adjusted EBITDA and Adjusted Net Income, reconciliations of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,
	2017	2016
Net revenue	$255,669	$191,698
Cost of sales	183,497	137,107

Gross profit	72,172	54,591
Operating expenses
Selling	14,026	11,251
Administrative	39,261	30,283
Amortization	6,416	2,479

Operating income	12,469	10,578
Other expense
Interest expense	2,170	1,553
Other	152	104

Income before income taxes	10,147	8,921
Income tax provision	3,783	3,108

Net income	$6,364	$5,813

Basic and diluted net income per share	$0.20	$0.19

Weighted average shares outstanding:
Basic	31,590,478	31,242,237
Diluted	31,687,056	31,330,971

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets
Cash	$24,607	$14,482
Accounts receivable (less allowance for doubtful accounts of $4,512 and $3,397 at March 31, 2017 and December 31, 2016, respectively)	161,936	128,466
Inventories	43,661	40,229
Other current assets	15,868	9,214

Total current assets	246,072	192,391
Property and equipment, net	71,530	67,788
Non-current assets
Goodwill	144,244	107,086
Intangibles, net	139,197	86,317
Other non-current assets	8,955	8,513

Total non-current assets	292,396	201,916

Total assets	$609,998	$462,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$27,350	$17,192
Current maturities of capital lease obligations	6,484	6,929
Accounts payable	76,223	67,921
Accrued compensation	17,879	18,212
Other current liabilities	26,866	19,851

Total current liabilities	154,802	130,105
Long-term debt	236,827	134,235
Capital lease obligations, less current maturities	7,671	8,364
Deferred income taxes	14,007	14,239
Other long-term liabilities	25,065	21,175

Total liabilities	438,372	308,118
Commitments and contingencies
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	—
Common Stock; $0.01 par value: 100,000,000 authorized, 32,417,753 and 32,135,176 issued and 31,765,959 and 31,484,774 shares outstanding at March 31, 2017 and December 31, 2016, respectively	324	321
Additional paid in capital	169,917	158,581
Retained earnings	13,658	7,294
Treasury Stock; at cost: 651,794 and 650,402 shares at March 31, 2017 and December 31, 2016, respectively	(12,273)	(12,219)

Total stockholders’ equity	171,626	153,977

Total liabilities and stockholders’ equity	$609,998	$462,095

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net income	$6,364	$5,813
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	6,552	5,443
Amortization of intangibles	6,416	2,479
Amortization of deferred financing costs and debt discount	102	77
Provision for doubtful accounts	1,231	521
Write-off of debt issuance costs	—	286
Gain on sale of property and equipment	(107)	(79)
Noncash stock compensation	480	536
Deferred income taxes	—	708
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(3,200)	(3,045)
Inventories	(894)	(1,364)
Other assets	(722)	1,619
Accounts payable	(1,781)	3,557
Income taxes payable/receivable	3,106	284
Other liabilities	(1,873)	2,992

Net cash provided by operating activities	15,674	19,827

Cash flows from investing activities
Purchases of property and equipment	(7,776)	(6,503)
Acquisitions of businesses, net of cash acquired of $247 and $0, respectively	(106,873)	(8,797)
Proceeds from sale of property and equipment	203	190
Other	(550)	—

Net cash used in investing activities	(114,996)	(15,110)

Cash flows from financing activities
Proceeds from term loan under credit agreement applicable to respective period	—	100,000
Payments on term loan under credit agreement applicable to respective period	(1,250)	(48,125)
Proceeds from delayed draw term loan under credit agreement applicable to respective period	112,500	—
Payments on delayed draw term loan under credit agreement applicable to respective period	—	(50,000)
Proceeds from vehicle and equipment notes payable	4,331	4,933
Debt issuance costs	(833)	(1,228)
Principal payments on long term debt	(2,117)	(1,119)
Principal payments on capital lease obligations	(1,882)	(2,348)
Acquisition-related obligations	(1,248)	(1,112)
Surrender of common stock awards by employees	(54)	(836)

Net cash provided by financing activities	109,447	165

Net change in cash	10,125	4,882
Cash at beginning of period	14,482	6,818

Cash at end of period	$24,607	$11,700

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$2,044	$1,155
Income taxes, net of refunds	650	2,398
Supplemental disclosure of noncash investing and financing activities
Common stock issued for acquisition of business	10,859	—
Vehicles capitalized under capital leases and related lease obligations	816	1,247
Seller obligations in connection with acquisition of businesses	2,503	1,052
Unpaid purchases of property and equipment included in accounts payable	609	—

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income measure performance by adjusting EBITDA and GAAP net income, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net (loss) income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net (loss) income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow (used in) provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended March 31,
	2017	2016
Net income, as reported	$6,364	$5,813
Adjustments for adjusted net income:
Write-off of capitalized loan costs	—	286
Share based compensation expense	480	536
Acquisition related expenses	553	363
Amortization expense [1]	6,416	2,479

Tax impact of adjusted items at normalized tax rate [2]	(2,756)	(1,356)

Adjusted net income	$11,057	$8,121

Weighted average shares outstanding (diluted)	31,687,056	31,330,971

Diluted net income per share, as reported	$0.20	$0.19
Adjustments for adjusted net income, net of tax impact, per diluted share [3]	0.15	0.07

Diluted adjusted net income per share	$0.35	$0.26

[1]	Addback of all non-cash amortization resulting from business combinations
[2]	Normalized tax rate of 37.0% applied to each period in 2017 and 2016
[3]	Includes adjustments related to the items noted above, net of tax

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Reconciliation of GAAP to Non-GAAP Measures

Adjusted EBITDA Calculations

(unaudited, in thousands)

	Three months ended March 31,
	2017	2016
Adjusted EBITDA:

Net income (GAAP)	$6,364	$5,813
Interest expense	2,170	1,553
Provision for income taxes	3,783	3,108
Depreciation and amortization	12,968	7,921

EBITDA	25,285	18,395

Acquisition related expenses	553	363
Share based compensation expense	480	536

Adjusted EBITDA	$26,318	$19,294

Adjusted EBITDA margin	10.3%	10.1%

Installed Building Products, Inc.

Supplementary Table

(unaudited)

	Three months ended March 31,
	2017	2016
Period-over-period Growth
Sales Growth	33.4%	47.5%
Same Branch Sales Growth	8.7%	26.1%

Single-Family Sales Growth	14.4%	47.9%
Single-Family Same Branch Sales Growth	4.4%	27.8%

Residential Sales Growth	23.5%	48.2%
Residential Same Branch Sales Growth	8.0%	26.6%

U.S. Housing Market [1]
Total Completions Growth	10.7%	20.3%
Single-Family Completions Growth	10.9%	16.5%

Same Branch Sales Growth
Volume Growth	4.7%	13.8%
Price/Mix Growth	4.0%	12.3%

[1]	U.S. Census Bureau data, as revised

Installed Building Products, Inc.

Components of Increase in Revenue and Adjusted EBITDA

(unaudited, in thousands)

	Three months ended March 31,
	2017	% Total	2016	% Total
Revenue Increase

Same Branch	$16,683	26.1%	$33,949	55.0%
Acquired	47,288	73.9%	27,801	45.0%

Total	$63,971	100.0%	$61,750	100.0%

		Adj EBITDA Contribution		Adj EBITDA Contribution
Adjusted EBITDA

Same Branch	$196	1.2%	$8,617	25.4%
Acquired	6,828	14.4%	3,104	11.2%

Total	$7,024	11.0%	$11,721	19.0%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net